TAX PROTECTION AGREEMENT
This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [●], 2021, by and among Investors Real Estate Trust, a North Dakota real estate investment trust (the “REIT”), Centerspace, LP, a North Dakota Limited Partnership (the “Operating Partnership”), [●], [a/an] [●] [●] (“Seller”) and each Protected Partner identified as a signatory, as amended from time to time.
RECITALS
WHEREAS, the REIT is a real estate investment trust within the meaning of Section 856 of the Code;
WHEREAS, the REIT is the sole shareholder of Centerspace, Inc., a North Dakota corporation, which is the general partner of the Operating Partnership;
WHEREAS, the Operating Partnership has on even date herewith entered into a Contribution Agreement with Seller, pursuant to which Seller will contribute property commonly referred to as [●] to the Operating Partnership in exchange for the issuance to Seller of POP Units in the Operating Partnership (the “Contribution Agreement”);
WHEREAS, capitalized terms not defined herein shall have the meanings set forth in the Contribution Agreement; and
WHEREAS, as a condition to closing the transactions described in the Contribution Agreement, and as an inducement to do so, the parties hereto are entering into this Agreement;
NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.

DEFINED TERMS
For purposes of this Agreement the following terms shall apply:
Section i.“Allocation Shortfall” has the meaning set forth in Section 2.3(b).
Section ii.“After-Tax Basis” means, with respect to any payment to be received by a Protected Partner, the amount of the payment supplemented by one or more further payment or payments so that, after deducting from the aggregate amount of such payments (both the original payment and the supplemental payment or payments) the amount of all income or franchise taxes thenimposed on such Protected Partner by any governmental agency or other taxing authority with respect to such payments, the balance of such payments will equal the amount of the original payment to have been received.
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Section iii.“Agreement” has the meaning set forth in the preamble.
Section iv.“Closing Date” has the meaning assigned to it in the Contribution Agreement.
Section v.“Code” means the Internal Revenue Code of 1986, as amended.
Section vi.“Existing Mortgage Loan” means [if applicable – “, individually and collectively,”] the mortgage loan[s] made by [●], [a/an] [●] [●] to Seller, pursuant to that certain [Promissory Note] dated [●], [●], in the original principal amount[s] of $[●].
Section vii.[Intentionally Omitted]
Section viii.[Intentionally Omitted]
Section ix.“Make Whole Amount” means, on an After-Tax Basis:
(1)with respect to any Protected Partner that recognizes income or gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the product of (i) the amount of income or gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner (including any individual partner) is entitled or is subject) multiplied by (ii) the Make Whole Tax Rate; and
(2)with respect to any Protected Partner that recognizes income or gain as a result of a breach by the Operating Partnership of the provisions of Section 2.3 hereof, the product of (i) the amount of income or gain recognized by such Protected Partner by reason of such breach, multiplied by (ii) the Make Whole Tax Rate.
Section x.“Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2 or Section 2.3(c), the highest combined statutory U.S. federal, state, and local tax rate applicable to such Protected Partner in respect of the income or gain that gave rise to such payment, after taking into account the character of the income and gain in the hands of such Protected Partner, for the taxable year in which such gain or income is recognized.
Section xi.“OP Agreement” means the Agreement of Limited Partnership of Centerspace, LP, a North Dakota limited partnership dated January 31, 1997, as amended.
Section xii.“Pass Through Entity” means an entity treated as a partnership, trust, estate or S corporation for U.S. federal income tax purposes.
Section xiii.“Permitted Disposition” means a sale, exchange or other disposition of POP Units by a Protected Partner: (i) to such Protected Partner’s spouse, any ancestors, any descendants, or estate; (ii) to a trust solely for the benefit of (A) such Protected Partner, (B) such Protected Partner’s spouse, any ancestors or any descendants, and/or (C) a spouse of any of such Protected Partner’s descendants; (iii) in the case of a trust or an estate which is a Protected Partner, solely to its beneficiaries, or any of them, whether current or remainder beneficiaries, or to any person that is named pursuant to a power of appointment pursuant to the trust agreement or the will (or other governing document); (iv) to an inter vivos or testamentary trust of which such Protected Partner and/or the spouse, an ancestor or any descendant of such Protected Partner is a beneficiary or the trustee; (v) in the case of any partnership or limited liability company which is a Protected Partner, solely to its direct partners or members, or any of them; and/or (vi) in the case of any corporation which is a Protected Partner, to its shareholders, or any of them.
Section xiv.“Permitted Transfer” has the meaning set forth in Section 2.1(b).
Section xv.“Person” means an individual or a corporation, partnership, trust, estate, unincorporated organization, association, limited liability company or other entity.
Section xvi.“Protected Partner” means: (a) a Partner of the Operating Partnership that owns POP Units and is signatory hereto; (b) any Person who holds POP Units and who acquired such POP Units from another Protected Partner in a Permitted Disposition in which such Person’s adjusted basis in such POP Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to either (i) the adjusted basis of the other Protected Partner in such POP Units or by reference to the adjusted basis of the Person in the Person’s interest in the other Protected Partner or (ii) the fair market value as of the date of death of a Protected Partner from whom the Person, directly or indirectly, acquired such POP Units; and (c) with respect to a Protected Partner that is a Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2, or Section 2.3(c), as applicable, with respect to such Protected Partner, any Person who (i) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (ii) is required to include all or a portion of the income of such Protected Partner in the Person’s own gross income.
Section xvii.“Protected Property” means each of: (a) the Property, (b) any direct or indirect interest in any entity through which the Operating Partnership owns an interest in any Protected Property, (c) any property acquired by the Operating Partnership, or any entity in which the Operating Partnership owns a direct or indirect interest, in exchange for a Protected Property in a Section 1031 exchange, (d) any property, assets, or interests in any entity if the disposition of such properties, assets or interest would result in the recognition of any income or gain under Section 704(c) of the Code with respect to the Protected Property by a Protected Partner; and (e) any other property that the Operating Partnership directly or indirectly receives that is in whole or in part a “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to the Protected Property.
Section xviii.“Qualified Borrowing” means either: (a) any secured loan to the Operating Partnership that satisfies all of the following criteria: (i) it is nonrecourse indebtedness (as defined in Treasury Regulation Section 1.752-1(a)(2), ignoring for such purpose any guarantee provided by a Protected Partner with respect to such indebtedness) that is the most senior debt with respect to an income-producing real property; and (ii) the portion of such loan being guaranteed by a Protected Partner is not directly or indirectly otherwise guaranteed (as determined for purposes of Section 752 of the Code and the Treasury Regulations thereunder), exclusive of customary nonrecourse carve out guarantees (i.e. bad-boy guarantees); or (b) any unsecured recourse loan to the Operating Partnership that satisfies all of the following criteria: (i) all or substantially all of the assets of the Operating Partnership are available for the repayment of such loan, subject to rights of other secured and unsecured creditors; and (ii) the portion of such loan being guaranteed by a Protected Partner is not directly or indirectly otherwise guaranteed (as determined for purposes of Section 752 of the Code and the Treasury Regulations thereunder), other than a guarantee by the general partner of the Operating Partnership of customary nonrecourse carve out guarantees (i.e. bad-boy guarantees), or by any limited partner of the Operating Partnership to the extent of such limited partner’s capital account deficit restoration obligation to the Operating Partnership and, if applicable, to any other person which is wholly owned by the Operating Partnership, or to any wholly-owned subsidiary of the Operating Partnership.
Section xix.“REIT” has the meaning set forth in the preamble.
Section xx.“Required Liability Amount” means with respect to each Protected Partner, an amount equal to such Protected Partner’s actual negative tax capital account determined as of the Closing Date, after taking into account the amount of the Consideration paid in cash; provided, however, that the aggregate Required Liability Amount for all Protected Partners shall not exceed $[●]. A current estimate of the Required Liability Amount for the Seller is set forth on Schedule I.
Section xxi.“Tax Protection Period” means the period commencing on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date.
Section xxii.“Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a).
Section xxiii.“Treasury Regulations” means the income tax regulations under the Code.
ARTICLE II.

TAX MATTERS
Section i.Taxable Transfers.
(1)Prior to the termination of the Tax Protection Period with respect to the Protected Property, and other than in a Permitted Transfer that complies with Section 2.1(b), neither the Operating Partnership, nor any entity in which Operating Partnership holds a direct or indirect interest, will consummate a sale, transfer, exchange or other direct or indirect disposition of any Protected Property or any indirect interest therein, in a transaction (including, without limitation, pursuant to a merger, consolidation, foreclosure proceeding, deed in lieu of foreclosure, or bankruptcy proceeding), whether voluntary or involuntary, that results in the recognition by any Protected Partner, for income tax purposes, of any income or gain under, or by reference to, Section 704(c) of the Code with respect to the Protected Property, nor shall the Operating Partnership make any distribution to any Protected Partner that is subject to Section 737 of the Code and Treasury Regulations thereunder (collectively, a “Tax Protection Period Transfer”). Notwithstanding anything to the contrary herein, this covenant shall not apply to any Protected Partner whose tax basis in the POP Units has been determined under Sections 1012 of the Code.

(2)For purposes of this Agreement, the term “Permitted Transfer” shall mean: (i) any transaction to the extent that such transaction does not result in the recognition and allocation of any built-in gain to any Protected Partner, including, without limitation, to the extent a transaction which qualifies as a tax-free like-kind exchange under Code Section 1031, a tax-free reinvestment of proceeds under Code Section 1033, a tax-free contribution under Code Section 721 or Code Section 351 or a tax-free merger or consolidation of Operating Partnership (or any subsidiary) with or into another entity that qualifies for taxation as a partnership for federal income tax purposes, or (ii) the taking of all or any portion of any Protected Property by a governmental entity or authority in eminent domain proceedings. In the case of a Permitted Transfer, the Operating Partnership shall use its good faith commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Code Section 1031 or other tax-free contribution or tax-free reinvestment of proceeds under Code Section 1033; provided, that, commercially reasonable efforts shall not require the Operating Partnership to pay additional amounts to purchase replacement property over and above the sum of the proceeds of the Permitted Transfer and the amount of debt that applied to the Protected Property as of the Permitted Transfer. Notwithstanding the foregoing, in the case of a like-kind exchange under Code Section 1031, if such exchange is with a “related party” within the meaning of Code Section 1031(f)(3), any direct or indirect disposition by such related party of the Protected Property or any other transaction prior to the expiration of the two (2) year period following such exchange that would cause Code Section 1031(f)(1) to apply with respect to such Protected Property (including by reason of the application of Code Section 1031(f)(4)) shall be considered a transfer of the Protected Property that is not a Permitted Transfer.
(3)The Operating Partnership shall use the traditional method (without curative allocations) as set forth in Treasury Regulations Section 1.704-3(b) with respect to the Protected Property. A good faith estimate of the initial amount of Section 704(c) gain allocable to the Protected Property as of the Closing Date, after taking into account the amount of the Consideration paid in cash, is set forth on Schedule II hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time, including as required by Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.
Section ii.Indemnification for Taxable Transfers.
In the event that the Operating Partnership breaches Section 2.1, the Operating Partnership shall pay to each Protected Partner an amount of cash equal to such Partner’s estimated Make Whole Amount no later than the thirteenth (13th) day after the end of the quarter in which such Tax Protection Period Transfer took place. If it is later determined that the actual Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount for such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within ten (10) business days after the date of such determination, and if such estimated Make Whole Amount exceeds the actual Make Whole Amount for a Protected Partner, then such Protected Partner shall pay such excess to the Operating Partnership within ten (10) business days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner. The parties shall cooperate in confirming the determinations referenced in the prior sentence by providing copies of tax returns and certifications from certified public accountants at the request of either party.
Section iii.Nonrecourse Liability Maintenance.
(1)If the Existing Mortgage Loan is satisfied (in full or in part) during the Tax Protection Period, the Existing Mortgage Loan will be satisfied in a fashion that permits the Operating Partnership to treat an amount not less than the Required Liability Amount as qualified nonrecourse indebtedness, within the meaning of Code Section 465(b)(6), and properly allocable to the Protected Partners under Treasury Regulations Section 1.752-3 and to treat the proceeds of refinancing indebtedness as properly allocable under the rules of Treasury Regulations Sections 1.707-5(c) and 1.163-8T to the amount of the Existing Mortgage Loan that is satisfied. In addition to the requirements of the preceding sentence, if the Existing Mortgage Loan is satisfied (in full or in part) on the Closing Date or during the two- (2-) year period following the Closing Date, the satisfaction must occur solely pursuant to proceeds from a refinancing indebtedness that the Operating Partnership incurs, and the principal amount of the refinancing indebtedness must be an amount that at least equals the principal amount of the Existing Mortgage Loan that is then-being satisfied. During the Tax Protection Period, the Operating Partnership shall: (i) maintain on a continuous basis an amount of qualified nonrecourse indebtedness that is properly allocated to the Protected Partners under Treasury Regulations Section 1.752-3 and for purposes of Section 465(b)(6) of the Code at least equal to the Required Liability Amount of such Protected Partner and (ii) allocate excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) using the additional method and, to the extent (if any) the excess nonrecourse liabilities are not allocated pursuant to the additional method, using either the significant item method or the alternative method as to any remaining, unallocated amount of excess nonrecourse liabilities. This Section 2.3(a) also applies to the satisfaction (in full or in part) of any indebtedness that directly or indirectly satisfied (in full or in part) the Existing Mortgage Loan.
(2) [Intentionally Omitted]
(3)If the Operating Partnership fails to comply with any provision of this Section 2.3, the Operating Partnership shall pay an amount of cash to each Protected Partner equal to the estimated Make Whole Amount of each Protected Partner no later than the thirteenth (13th) day after the end of the tax year in which in which such failure took place; provided, however, if the failure is with respect to the second sentence of Section 2.3(a), the Operating Partnership shall make such payment no later than the thirteenth (13th) day after the end of the quarter in which such failure took place. If it is later determined that the actual Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount for such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within ten (10) business days after the date of such determination, and if such estimated Make Whole Amount exceeds the actual Make Whole Amount for a Protected Partner, then such Protected Partner shall pay such excess to the Operating Partnership within ten (10) business days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner.

ARTICLE III.

GENERAL PROVISIONS
Section i.Changes in Law; Voluntary Redemptions.
(1)Notwithstanding any provision of this Agreement to the contrary, the Operating Partnership shall not be required to make a payment to a Protected Partner pursuant to this Agreement if such obligation arises solely as a result of a change in any provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof (and not, for example, as a result of any Tax Protection Period Transfer, or any change with respect to Operating Partnership liabilities allocated to any Protected Partner if such change is attributable to any act or omission by the Operating Partnership).
(2)For the avoidance of doubt, a Protected Partner shall not be entitled to the protections set forth in ARTICLE II in the event of a full or partial redemption of the Protected Partner’s interest in the Operating Partnership with the Partner’s consent.
Section ii.Cooperation. The Operating Partnership, the Seller and the Protected Partners agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance as is reasonably necessary to effectuate the provisions of this Agreement. In the event any change in any applicable provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof would result in the recognition of taxable income or gain by any Protected Partner, the parties shall reasonably cooperate to minimize or avoid any resulting tax on such Protected Partner. Prior to any anticipated change (or as soon as reasonably possible following any unanticipated change) in any applicable provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof that would affect the Operating Partnership and the Protected Partners, the parties shall cooperate to amend this Agreement to preserve the intent and effect of this Agreement.
Section iii.Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by the dispute resolution provisions set forth in the Contribution Agreement. For the avoidance of doubt, the prevailing party in any dispute shall be entitled to recover its reasonable attorneys’ fees.
Section iv.Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the Contribution Agreement.
Section v.Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section vi.Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section vii.Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section viii.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section ix.Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.
Section x.Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.
Section xi.Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section xii.Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota, without regard to the principles of conflicts of law.
Section xiii.Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.
Section xiv.Entire Agreement; Coordination with OP Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto. The parties hereto agree that, to the extent of any conflict between the provisions of the OP Agreement and the provisions of this Agreement with respect to the rights, obligations or remedies of any such party under this Agreement, the provisions of this Agreement shall control.
Section xv.No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the POP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
REIT:

Investors Real Estate Trust, a North Dakota real estate investment trust

By:
Name:
Title:

OPERATING PARTNERSHIP:

Centerspace, LP, a North Dakota limited partnership

By: Centerspace, Inc., a North Dakota corporation, its general partner

By:
Name:
Title:

and

By:
Name:
Title:

SELLER:

[●], [a/an] [●] [●]

By:
Name:
Title:

[Signature Page to Tax Protection Agreement]

PROTECTED PARTNER(S)

[●]

[●]

[Signature Page to Tax Protection Agreement]

SCHEDULE I

Estimated Schedule of Required Liability Amount

$[●]

SCHEDULE II

Estimated Schedule of Section 704(c) Gain

$[●]

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